INTRICON REPORTS FIRST QUARTER 2020 RESULTS

ARDEN HILLS, Minn. — May 19, 2020 — IntriCon Corporation (NASDAQ: IIN), a designer, developer and manufacturer of miniature interventional, implantable and body-worn medical devices, today announced financial results for its first quarter ended March 31, 2020.

Commenting on the recently completed quarter, Mark Gorder, president and chief executive officer of IntriCon commented, “The impact of the COVID-19 pandemic has been extraordinary. At IntriCon, we quickly responded by shifting our operations to best ensure the health of our employees and their families, while maintaining operation-critical processes essential to supporting our customers, their patients, and our on-going business.

“During this period we also completed a number of actions that we believe will significantly transform our organization and best position us for long term growth by focusing on what we do best - delivering complex micro-miniature medical devices that require specialized design expertise and high production volumes. These actions included the acquisition of Emerald Medical Services, which immediately expands our medical market opportunity and diversifies our customer base. Following our decision last quarter to discontinue direct-to-consumer initiatives in the hearing health market, we accelerated a restructuring within our Hearing Help Express business to further focus resources on partnership opportunities and substantially reduce the associated losses. We also took actions to restructure other areas of our global workforce to further streamline our resources to best align with current priorities,” continued Gorder.

First Quarter Financial Highlights:

  Revenue of $21.5 million
    Revenue from largest medical customer declined 21.2% year-over-year
  Gross margin of 21.3%
  Net loss per diluted share of $0.22 versus net income of $0.08 per diluted share in the prior year period
  Enacted measures designed to ensure business continuity, reduce operating expense, and preserve cash as the ongoing COVID-19 pandemic impacts revenue

Recent Operational Highlights:

  Acquired Emerald Medical Services Pte. Ltd., a privately held provider of joint development medical device manufacturing services for complex catheter applications
  Completed a global net workforce reduction of 25 positions resulting in an annual, net cost savings of approximately $1.5 million
  Accelerated the Hearing Help Express restructuring to focus on partnerships in the hearing health market, resulting in an approximately $2.0 million reduction in consumer advertising expense in 2020 as compared to 2019 and a workforce reduction resulting in an annual, net cost savings of approximately $900,000
  Enhanced our leadership team with two key additions with extensive organization development expertise
    Heather Rider joined IntriCon’s board of directors in March
    Sara Hill joined the company’s executive team as Chief Human Resource Officer

“I’m proud of the substantial progress the IntriCon team has made on the priorities we established for the year, including continuing to meet the volume demands of Medtronic’s diabetes business; accelerating market and customer diversification; pursuing partnerships in hearing health; and adjusting our organizational structure to address opportunities in high growth markets,” concluded Gorder.

First Quarter 2020 Financial Results

For the 2020 first quarter, the company reported net revenue of $21.5 million versus $29.6 million in the comparable prior-year period. Net revenues in the quarter included a one-time charge of $1.2 million reflecting a change in the company’s revenue recognition methodology for certain medical customers.

Revenue in IntriCon’s Medical business in the first quarter of 2020 was $16.4 million, a decrease from $20.8 million in the comparable prior-year period. The year over year decline was driven primarily by the COVID-19 impact on diabetes, one-time revenue recognition adjustment, partially offset by medical coil demand.

Hearing Health revenue was $3.9 million in the first quarter of 2020 compared to $7.0 million in the prior-year first quarter. The revenue decline during the first quarter was largely attributed to the absence of hi HealthInnovations revenue and COVID-19 impact on the Legacy hearing health channel.

Gross margin in the first quarter of 2020 was 21.3%, down from 28.9% in the prior-year first quarter. Gross margins were constrained by excess manufacturing capacity.

Operating expenses for the first quarter were $6.6 million, compared to $7.5 million in the comparable prior-year period. The decrease stemmed from a substantial reduction in advertising expense in its direct-to-end-consumer business.

The company posted a net loss of approximately $2.0 million or $0.22 per diluted share in the first quarter of 2020, versus net income of approximately $775,000 or $0.08 per diluted share, for the 2019 first quarter.

2020 Guidance

IntriCon withdrew its previously announced annual guidance for 2020 on April 7, 2020. Given the uncertain scope and duration of the COVID-19 pandemic, the company remains unable to accurately estimate the impact of the pandemic on its future operations and financial results.

Conference Call

IntriCon’s management team will hold a conference call today, May 19, 2020, beginning at 4:00 p.m. CT / 5:00 p.m. ET. Investors interested in listening to the conference call may do so by dialing 866-795-7248 for domestic callers or 470-495-9160 for international callers, using conference ID: 6561768. A live and archived webcast will be available on the “Investors” sections of the company’s website at: www.IntriCon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology, including estimates of future results, the impact of the Emerald acquisition, statements regarding the estimated costs and expenses of the restructuring and estimated annual expense savings, are “forward-looking statements” within the meaning of the Private Securities
Litigation Reform Act of 1995. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, including without limitation,the impacts of the COVID-19 pandemic and measures taken in response, the risks associated with the Emerald acquisition, the actual number of employee headcount reductions in our strategic restructuring, the results of our lease negotiations, actual cash expenditures that may be made by the company in connection with the reduction in force and the amount, use and impact of any savings generated by the reduction in force and restructuring, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2019 and the company’s Current Reports on Form 8-K filed with the Securities and
Exchange Commission on May 8, 2020 and May 19, 2020. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

About IntriCon Corporation
Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature interventional, implantable and body-worn devices. These advanced products help medical, healthcare and professional communications companies meet the rising demand for smaller, more intelligent and better-connected devices. IntriCon has facilities in the United States, Asia, and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Global Market. For more information about IntriCon, visit www.intricon.com.

Investor Contact
Leigh Salvo
(415) 937-5404
investorrelations@intricon.com

INTRICON CORPORATION

MARKET REVENUE

(Unaudited)

	FIRST QUARTER
($ in 000's)	2020	2019	Change

Medical	$16,358	$20,793	-21.3%
Diabetes	13,530	17,164	-21.2%
Other Medical	2,828	3,629	-22.1%

Hearing Health	3,881	7,010	-44.6%
Value Based Direct-to-End-Consumer	1,173	1,630	-28.0%
Value Based Indirect-to-End-Consumer	744	2,577	-71.1%
Legacy OEM	1,964	2,803	-29.9%

Professional Audio Communications	1,264	1,767	-28.5%

Total	$21,503	$29,570	-27.3%

INTRICON CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	Three Months Ended
(unaudited)	March 31,	March 31,
	2020	2019

Revenue, net	$21,503	$29,570
Cost of goods sold	16,931	21,012
Gross profit	4,572	8,558

Operating expenses:
Sales and marketing	1,993	3,389
General and administrative	3,416	3,186
Research and development	1,201	965
Total operating expenses	6,610	7,540
Operating (loss) income	(2,038)	1,018

Interest income, net	184	215
Other expense, net	(107)	(134)
(Loss) income from continuing operations before income taxes and discontinued operations	(1,961)	1,099

Income tax expense	18	131
(Loss) income from continuing operations before discontinued operations	(1,979)	968
Loss from discontinued operations (Note 3)	—	(193)
Net (loss) income	$(1,979)	$775

Basic (loss) income per share:
Continuing operations	$(0.22)	$0.11
Discontinued operations	—	(0.02)
Net (loss) income per share:	$(0.22)	$0.09

Diluted (loss) income per share:
Continuing operations	$(0.22)	$0.10
Discontinued operations	—	(0.02)
Net (loss) income per share:	$(0.22)	$0.08

Average shares outstanding:
Basic	8,813	8,705
Diluted	8,813	9,382

INTRICON CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEET

(In Thousands, Except Per Share Amounts)

(unaudited)	March 31,	December 31,
	2020	2019
Current assets:
Cash and cash equivalents	$15,177	$8,523
Restricted cash	616	639
Short-term investment securities	16,889	23,451
Accounts receivable, less allowance for doubtful accounts of $331 at March 31, 2020 and $325 at December 31, 2019	8,241	8,993
Inventories	19,115	16,377
Contract assets	10,079	10,237
Other current assets	1,426	1,975
Current assets of discontinued operations	—	80
Total current assets	71,543	70,275

Machinery and equipment	42,944	41,073
Less: Accumulated depreciation	28,213	27,522
Net machinery and equipment	14,731	13,551

Goodwill	9,551	9,551
Operating lease right-of-use assets, net	3,862	4,372
Investment in partnerships	750	1,160
Long-term investment securities	5,379	8,629
Other assets, net	5,902	6,055
Total assets	$111,718	$113,593

Current liabilities:
Current financing leases	$88	$101
Current operating leases	1,605	1,729
Accounts payable	10,392	9,876
Accrued salaries, wages and commissions	2,736	2,274
Other accrued liabilities	2,474	2,869
Liabilities of discontinued operations	—	77
Total current liabilities	17,295	16,926

Noncurrent financing leases	15	30
Noncurrent operating leases	2,503	2,937
Other postretirement benefit obligations	371	382
Accrued pension liabilities	651	655
Other long-term liabilities	2,106	2,171
Total liabilities	22,941	23,101
Commitments and contingencies (Note 15)
Shareholders’ equity:
Common stock, $1.00 par value per share; 20,000 shares authorized; 8,819 and 8,781 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	8,819	8,781
Additional paid-in capital	86,978	86,770
Accumulated deficit	(6,265)	(4,286)
Accumulated other comprehensive loss	(502)	(520)
Total shareholders' equity	89,030	90,745
Non-controlling interest	(253)	(253)
Total equity	88,777	90,492
Total liabilities and equity	$111,718	$113,593